Exhibit 99.1

Eton Pharmaceuticals Provides Update on the FDA Review of EM-100

DEER PARK, Ill., Sept. 16, 2020 (GLOBE NEWSWIRE) — Eton Pharmaceuticals, Inc (Nasdaq: ETON), a specialty pharmaceutical company focused on developing and commercializing innovative drug products, reported that its partner has not yet received a communication from the U.S. Food and Drug Administration (FDA) regarding its decision on the review of EM-100. EM-100’s Generic Drug User Fee Act (GDUFA) target action date was September 15th. The company is not aware of any information requests outstanding and expects the FDA to communicate a decision shortly.

About Eton Pharmaceuticals

Eton Pharmaceuticals, Inc. is a specialty pharmaceutical company focused on developing, acquiring, and commercializing innovative products. Eton is primarily focused on hospital injectable and pediatric rare disease products. The company’s first commercial product, Biorphen, is the only FDA approved ready-to-use formulation of phenylephrine injection and was launched in December 2019. The company’s lead pediatric product is the orphan drug Alkindi® Sprinkle, which is currently under review with the FDA.

Company Contact:

David Krempa

dkrempa@etonpharma.com

612-387-3740